Exhibit 99.1

Aegerion Pharmaceuticals, Inc. Announces Intention to Offer $250 Million of Convertible Notes

Cambridge, MA, August 11, 2014 - Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR) today announced its intention to offer, subject to market and other customary conditions, $250 million aggregate principal amount of convertible senior notes due 2019 to persons that they reasonably believe to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Aegerion also expects to grant the initial purchasers an option to purchase up to an additional $37.5 million aggregate principal amount of notes to cover overallotments.

Aegerion will initially settle conversions of the convertible notes by delivering shares of Aegerion common stock. If and when stockholder approval is obtained, in accordance with applicable NASDAQ rules, the convertible notes will become convertible only under certain circumstances and during certain periods. Aegerion will then settle conversions of the convertible notes by paying or delivering, as the case may be, cash, shares of its common stock, or a combination of cash and shares of its common stock, at its election.

In connection with the offering of the convertible notes, Aegerion expects to enter into privately negotiated convertible note hedge transactions with counterparties that may include one or more of the initial purchasers (and/or their respective affiliates) (the “hedge counterparties”). The convertible note hedge transactions are generally expected, but not guaranteed, to reduce the potential dilution and/or offset the cash payments Aegerion is required to make in excess of the principal amount of converted notes. Aegerion also expects to enter into privately negotiated warrant transactions with the hedge counterparties. The warrant transactions could have a dilutive effect to the extent that the market price per share of Aegerion’s common stock exceeds the applicable strike price of the warrants on any expiration date of the warrants. In addition, if the initial purchasers exercise their option to purchase additional convertible notes, Aegerion expects to enter into additional convertible note hedge and warrant transactions with the hedge counterparties.

Aegerion intends to use the net proceeds from the offering, together with the proceeds from its entrance into the warrant transactions, for working capital and other general corporate purposes, including funding possible acquisitions of, or investments in, businesses, technologies, products or assets that are complementary to its own, to repurchase up to $35.0 million of its outstanding common stock from certain purchasers of notes in privately negotiated, off-market transactions, which may be effected through one or more of the initial purchasers of the notes or their respective affiliates, concurrently with the offering, and to pay the cost of the convertible note hedge transactions.

The notes and the shares of common stock underlying the notes have not been and will not be registered under the Securities Act, or any applicable state securities laws. Unless so registered, such notes and such shares of common stock may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release is issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

This press release includes forward-looking statements regarding Aegerion’s financing plans, including statements related to Aegerion’s offering of the convertible notes and intended use of net proceeds of the offering. Such statements are subject to certain risks and uncertainties including, without limitation, risks related to whether Aegerion will consummate the offering of the convertible notes on the expected terms, or at all, market and other general economic conditions, whether Aegerion will be able to satisfy the conditions required to close any sale of the convertible notes, and the fact that Aegerion’s management will have broad discretion in the use of the proceeds from any sale of the convertible notes. Aegerion’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning Aegerion and its businesses are described in additional detail in its Quarterly Report on Form 10-Q for the three months ended June 30, 2014, which is on file with the SEC.

CONTACT:

Aegerion Pharmaceuticals, Inc.

Amanda Murphy

Manager, Investor Relations

(857) 242-5024